UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2019

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Suite 1000 Milwaukee, WI		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 760-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	New York Stock Exchange

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of the Shareholders of The Manitowoc Company, Inc. (the “Company”) held on May 7, 2019 (the “2019 Annual Meeting”), the shareholders of the Company approved a proposed amendment to Section 4.2 of Article IV of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to provide for a simple majority vote standard.  The foregoing description of the amendment to the Articles is qualified in its entirety by reference to the full text of the Articles, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the above-noted amendment to the Articles, the Company’s Board of Directors (the “Board”), effective May 7, 2019, eliminated all supermajority voting requirements in the Company’s Restated By-laws (the “Bylaws”), including the supermajority voting standard contained in Section 1 of Article X of the Bylaws.  Effective May 7, 2019, the Board also amended the Bylaws to: (i) remove paragraphs in Section 2 of Article III relating to the classified structure of the Board that was in place prior to the 2017 annual meeting of shareholders, and (ii) make additional clarifying or immaterial changes. The foregoing description of the changes made to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 7, 2019, the Company held its 2019 Annual Meeting. At the 2019 Annual Meeting, the Company’s shareholders voted on: (i) the election of eight directors; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; (iii) an advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive Proxy Statement, dated March 28, 2019, for the 2019 Annual Meeting (the “2019 Proxy Statement”); and (iv) a proposed amendment to Section 4.2 of Article IV of the Articles.

The nominees named below were elected as directors at the 2019 Annual Meeting to each serve a one-year term expiring at the Company’s Annual Meeting of Shareholders to be held in 2020, or until their respective successors are duly elected and qualified, by the indicated votes cast:

Name of Nominee	For	Withheld	Broker Nonvotes
Roy V. Armes	23,929,920	389,035	8,478,385
Robert G. Bohn	23,085,243	1,233,712	8,478,385
Donald M. Condon, Jr.	23,816,374	502,581	8,478,385
Anne M. Cooney	23,905,294	413,661	8,478,385
Kenneth W. Krueger	23,891,996	426,959	8,478,385
C. David Myers	23,227,002	1,091,953	8,478,385
Barry L. Pennypacker	23,872,338	446,617	8,478,385
John C. Pfeifer	23,284,069	1,034,886	8,478,385

The appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2019, was ratified by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
32,536,763	226,581	33,996	0

The advisory proposal seeking approval of the compensation of the Company’s named executive officers, as disclosed in the 2019 Proxy Statement, was approved by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
23,523,787	731,930	63,238	8,478,385

The proposed amendment to Section 4.2 of Article IV of the Articles, was approved by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
22,992,940	268,117	853,464	8,682,387

Further information concerning the matters voted upon at the 2019 Annual Meeting is contained in the 2019 Proxy Statement.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of The Manitowoc Company, Inc., as amended through May 10, 2019
3.2	Restated By-laws of The Manitowoc Company, Inc., as amended through May 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: May 10, 2019	By:	/s/ Thomas L. Doerr, Jr.
Thomas L. Doerr, Jr.
Senior Vice President, General Counsel
and Secretary

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